Herr Dr. Rainer Magold, Rechtsanwalt, geschaftsansassig
                  Bethmannstr. 50-54, 60311 Frankfurt am Main,

                             - personlich bekannt -

         nach seiner Erklarung handelnd nicht im eigenen Namen, sondern als vollmachtsloser Vertreter





1.    der Vertretenen zu 1):

                          CME Media Enterprises B.V.,
                                 Hirsch Gebouw,
                                Leidseplein 29,
                               1017 PS Amsterdam,
                                  Niederlande,


                                     sowie


2.    des Vertretenen zu 2):

Herrn Boris Fuchsmann, Kaufmann in Dusseldorf, geboren am 12. Februar 1947,


3.    des Vertretenen zu 3):

Herrn Alexander Rodniansky, Regisseur in Dusseldorf-Oberkassel, geboren am 2. Juli 1961,


4.    der Vertretenen zu 4):

Innova Film GmbH,
Friedrich-Ebert-Str. 31-33
40210 Dusseldorf,
Bundesrepublik Deutschland,

- eingetragen im Handelsregister des Amtsgerichts Dusseldorf unter HRB 27705 -


mit dem Versprechen, Vollmachtsbestatigungen der Vertretenen 1)-4), nach denen er von den Beschrankungen aus ss. 181 BGB befreit ist, umgehend nachzureichen.

A.    Abtretungen

I. Der Erschienene erklart: Die Vertretenen zu 2) und 3) sind die alleinigen Gesellschafter der Vertretenen zu 4). Der Vertretene zu 2) und der Vertretene zu 3) halten an der Vertretenen zu 4) jeweils einen Geschaftsanteil im Nennbetrag von DM 25.000,- (in Worten: Deutsche Mark funfundzwanzig tausend). Das Stammkapital der Vertretenen zu 4) betragt DM 50.000,- (in Worten: Deutsche Mark funfzigtausend).Die Geschaftsanteile sind voll eingezahlt.

      In dem zwischen den Vertretenen am 30. September 1996 abgeschlossenen Acquisition, Cooperation and Investment

      Agreement und Arbitration Agreement, die auf Wunsch des Erschienenen als Anlagen 1 und 2 zu dieser Verhandlung genommen werden, haben die Vertretenen zu 2) und 3) jeweils aus ihren Geschaftsanteilen Teilgeschaftsanteile mit einem Nennbetrag von jeweils DM 12.500 an die Vertretene zu 1) verkauft und sich verpflichtet, diese Teilgeschaftsanteile an die Vertretene zu 1) den deutschen Formvorschriften entsprechend abzutreten. Diese Acquisition, Cooperation and Investment Agreement und Arbitration Agreement vom 30. September 1996 werden hiermit vorsorglich gema(beta) ss. 141 BGB bestatigt mit der ausdrucklichen Ma(beta)gabe, da(beta) Ziff. 19.1.1 der Anlage 1 weiter Geltung hat.

      Nunmehr bittet der Erschienene, in Vollzug des Acquisition, Cooperation and Investment Agreement vom 30. September 1996 folgende
      Abtretungserklarungen zu beurkunden:

1. Der Vertretene zu 2) teilt zunachst seinen Geschaftsanteil im Nennbetrag von DM 25.000,- (in Worten: Deutsche Mark funfundzwanzig tausend) in zwei Geschaftsanteile im Nennbetrag von jeweils DM 12.500,- (in Worten:
      Deutsche Mark zwolftausendfunfhundert) und tritt einen Teilgeschaftsanteil im Nennbetrag von DM 12.500,- (in Worten: Deutsche Mark zwolftausend-funfhundert) mit wirtschaftlicher Wirkung zum 1. Januar 1996 an die Vertretene zu 1) ab. Die Vertretene zu 1) nimmt die Abtretung an. Das Gewinnbezugsrecht geht ab dem 1. Januar 1997 auf die Vertretene zu 1) uber.

2. Der Vertretene zu 3) teilt zunachst seinen Geschaftsanteil im Nennbetrag von DM 25.000,- (in Worten: Deutsche Mark funfundzwanzig tausend) in zwei Geschaftsanteile im Nennbetrag von jeweils DM 12.500,- (in Worten:
      Deutsche Mark zwolftausendfunfhundert) und tritt einen Teilgeschaftsanteil im Nennbetrag von DM 12.500,- (in Worten: Deutsche Mark zwolftausend-funfhundert) mit wirtschaftlicher Wirkung zum 1. Januar 1996 an die Vertretene zu 1) ab. Die Vertretene zu 1) nimmt die Abtretung an. Das Gewinnbezugsrecht geht ab dem 1. Januar 1997 auf die Vertretene zu 1) uber.

II. Die Geschaftsanteile an der Vertretenen zu 4) werden nunmehr wie folgt gehalten:

      Gesellschafter               Anteil in %       Nennbetrag
      --------------               -----------       ----------

      Vertretene zu 1)                    50          DM 12.500,-
                                   DM 12.500,-

      Vertretener zu 2)                   25          DM 12.500,-

      Vertretener zu 3)                   25          DM 12.500,-

III. Der Erschienene erklart weiter: Die Vertretene zu 1) meldet hiermit den Erwerb der Geschaftsanteile nach A. I. 1 und A. I. 2. dieser Urkunde bei dem Vertretenen zu 2) in seiner Eigenschaft als Geschaftsfuhrer der Vertretenen zu 4) nach ss. 16 Abs. 1 GmbHG an.

B.    Ausgliederungsverpflichtung

      Die Vertretene zu 4) sagt zu, die in Ziff. 6.6.15 des Acquisition, Cooperation und Investment Agreement (Anlage 1) enthaltene Ausgliederungsverpflichtungen bis zum 31. Dezember 1996 zu erfullen mit der Ma(beta)gabe, da(beta) die Vertretene zu 4) nur noch jene Aktiva (Vermogenswerte) und Passiva, die mit dem Fernsehen in der Ukraine verbunden sind, besitzen wird. Sie wird im ubrigen keine offenen Verbindlichkeiten haben.

C.    Gesellschafterbeschlusse

      Der Erschienene erklart weiter: Die Vertretenen zu 1) bis 3) sind die alleinigen Gesellschafter der Vertretenen zu 4). Nunmehr halten die Vertretenen zu 1) bis 3) unter Verzicht auf alle gesetzlichen und gesellschafts- vertraglichen Formen und Fristen der Einberufung und Ankundigung eine au(beta)erordentliche Gesellschafterversammlung der Vertretenen zu 4) ab und beschlie(beta)en einstimmig:

1. Der Gesellschaftsvertrag der Gesellschaft wird wie folgt vollstandig neu gefa(beta)t:

                   "Gesellschaftsvertrag der Innova Film GmbH


                                     ss. 1
                                 Firma und Sitz
                                der Gesellschaft

      (1)   Die Firma der Gesellschaft lautet:

      Innova Film GmbH (2) Die Gesellschaft hat ihren Sitz in Dusseldorf.


                                      ss. 2
                           Gegenstand des Unternehmens

      (1) Gegenstand des Unternehmens ist die Produktion von Filmen, Videos und Fernsehprogrammen sowie der Kauf und die Vergabe von Vertriebsrechten an Filmen, Videos und Fernsehprogrammen und die Ausstrahlung von Fernsehprogrammen in der Ukraine.

      (2) Die Gesellschaft kann alle dem Gesellschaftszweck forderlichen Tatigkeiten vornehmen. Sie ist berechtigt, Zweigniederlassungen zu errichten und sich an anderen Unternehmen gleicher oder ahnlicher Art zu beteiligen, auch unter Ubernahme der personlichen Haftung.

                                      ss. 3
                                  Stammkapital

      Das Stammkapital der Gesellschaft betragt DM 50.000,- (in Worten: Deutsche Mark funfzigtausend).


                                      ss. 4
                             Dauer der Gesellschaft

      Die Gesellschaft ist auf unbestimmte Zeit errichtet.

                                      ss. 5
                                  Geschaftsjahr

      Das Geschaftsjahr der Gesellschaft ist das Kalenderjahr.

                                      ss. 6
                           Gesellschafterversammlungen

      (1) Die Gesellschafterversammlung ist einzuberufen, wenn eine Beschlu(beta)fassung der Gesellschafter erforderlich wird oder wenn ein Gesellschafter die Einberufung einer Gesellschafterversammlung bei der Geschaftsfuhrung der Gesellschaft beantragt. In jedem Fall ist jahrlich eine Gesellschafterversammlung innerhalb von zwei Monaten nach Vorlage des Jahresabschlusses abzuhalten.

      (2) Gesellschafterversammlungen werden durch die Geschaftsfuhrer einberufen. Jeder Geschaftsfuhrer ist allein einberufungsberechtigt.

      (3) Die Einberufung erfolgt durch eingeschriebenen Brief an jeden Gesellschafter unter Angabe von Ort, Tag, Zeit und Tagesordnung mit einer Frist von mindestens vier Wochen bei ordentlichen Gesellschafterversammlungen und von mindestens zwei Wochen bei au(beta)erordentlichen Gesellschafterversammlungen. Der Lauf der Frist beginnt mit dem der Aufgabe zur Post folgenden Tag. Der Tag der Versammlung wird bei Berechnung der Frist nicht mitgezahlt.

      (4) Eine Gesellschafterversammlung ist nur beschlu(beta)fahig, wenn mindestens 51 % des Stammkapitals vertreten sind. Sind weniger als 51 % des Stammkapitals vertreten, ist unter Beachtung von Abs. 3 unverzuglich eine neue Gesellschafterversammlung mit gleicher Tagesordnung einzuberufen. Diese ist ohne Rucksicht auf das vertretene Stammkapital beschlu(beta)fahig, falls hierauf in der Einberufung hingewiesen wird.

      (5) Gesellschafterversammlungen finden am Sitz der Gesellschaft statt. Sie konnen aus begrundetem Anla(beta) an einem anderen Ort abgehalten werden. Die Gesellschafterversammlung wahlt mit Mehrheit der abgegebenen Stimmen einen Vorsitzenden, der die Versammlung leitet. Kommt keine Mehrheit zustande, so leitet der Gesellschafter mit der gro(beta)ten Stimmenzahl bzw. der von ihm bestellte Vertreter die Versammlung. Die darauf folgende Gesellschafterversammlung leitet einer der Minderheitsgesellschafter, auf den sich die Minderheitsgesellschafter einigen, bzw. dessen Vertreter, die Versammlung. Kommt zwischen den Minderheitsgesellschaftern keine Einigung zustande, leitet der Gesellschafter mit der gro(beta)ten Stimmenzahl bzw. der von ihm bestellte Vertreter die Versammlung. Jeder Gesellschafter kann sich in Gesellschafterversammlungen durch einen anderen Gesellschafter oder einen zur Berufsverschwiegenheit verpflichteten Dritten vertreten lassen. Jeder andere Gesellschafter kann verlangen, da(beta) sich der Bevollmachtigte durch schriftliche Vollmacht legitimiert.

      (6) Sind samtliche Gesellschafter anwesend oder vertreten und mit der Beschlu(beta)fassung einverstanden, so konnen Beschlusse auch dann gefa(beta)t werden, wenn die fur die Einberufung und Ankundigung geltenden gesetzlichen oder gesellschaftsvertraglichen Vorschriften nicht eingehalten worden sind.

                                      ss. 7
                            Gesellschafterbeschlusse

      (1) Die Beschlusse der Gesellschafter werden in Versammlungen gefa(beta)t. Au(beta)erhalb von Versammlungen konnen sie, soweit nicht zwingendes Recht eine andere Form vorschreibt, durch schriftliche, fernschriftliche, telegrafische oder mundliche, auch fernmundliche Abstimmung gefa(beta)t werden, wenn sich jeder Gesellschafter an der Abstimmung beteiligt.

      (2) Soweit uber Gesellschafterbeschlusse nicht eine notarielle Niederschrift aufgenommen wird, ist uber jeden
            Gesellschafterbeschlu(beta)zu Beweiszwecken unverzuglich eine Niederschrift anzufertigen, welche den Tag und die Form der Beschlu(beta)fassung, den Inhalt des Beschlusses und die Stimmabgaben anzugeben hat. Soweit der Beschlu(beta)in einer Versammlung gefa(beta)t wird, ist die Niederschrift vom Vorsitzenden zu unterzeichnen. Die Niederschrift ist jedem Gesellschafter abschriftlich unverzuglich zuzusenden.

      (3) Gesellschafterbeschlusse werden mit der Mehrheit der abgegebenen Stimmen gefa(beta)t, soweit nicht Gesetz oder dieser
            Gesellschaftsvertrag eine qualifizierte Mehrheit vorsehen. Je DM 100,- eines Geschaftsanteiles gewahren eine Stimme.

      (4)   Wie gesetzlich vorgeschrieben, beschlie(beta)t die
            Gesellschafterversammlung uber folgende Angelegenheiten mit einer Mehrheit von drei Vierteln der abgegebenen Stimmen:

            a)    Satzungsanderung;

            b)    die Auflosung der Gesellschaft.

                                      ss. 8
                        Aufgabenkreis der Gesellschafter

      (1)   Der Bestimmung der Gesellschafter unterliegen:

      (a) Abschlu(beta), Anderung oder Beendigung von Dienstvertragen mit Geschaftsfuhrern und Prokuristen;

      (b) Bestatigung des jahrlichen Geschaftsplans und des operativen Jahresbudgets sowie deren Anderung;

      (c) Feststellung des Jahresabschlusses, Ergebnisverwendung, Vorabausschuttungen sowie das Verfahren der Abdeckung von Verlusten;

      (d)   Bestellung der Abschlu(beta)prufer und die Bestatigung ihres
            Berichts;

      (e) Entscheidung uber die Ausgabe von Schuldverschreibungen oder sonstigen Wertpapieren.

(2) Soweit nicht bereits vorstehend aufgefuhrt, bleibt der Aufgabenkreis der Gesellschafter gem. ss. 46 GmbHG unberuhrt.

                                      ss. 9
                         Geschaftsfuhrung und Vertretung

(1) Die Gesellschaft hat zwei oder mehrere Geschaftsfuhrer. Sie werden von den Gesellschaftern nach folgendem Verfahren bestellt und abberufen:

      a) Der Gesellschafter CME Media Enterprises B.V., Hirsch Gebouw, Leidseplein 29, 1017 PS Amsterdam, Niederlande, (im folgenden "CME") hat das ausschlie(beta)liche Recht, einen Geschaftsfuhrer mit Gesamtverantwortung fur die Finanzen vorzuschlagen.

      b) Die Gesellschafter Boris Fuchsmann und Alexander Rodniansky haben gemeinsam das Recht, einen weiteren Geschaftsfuhrer vorzuschlagen. Konnen diese Gesellschafter keine Einigung uber die Person des Geschaftsfuhrers erzielen, kann eine Bestellung nicht wirksam erfolgen.

      c) Fur die Wahl und Bestellung der Geschaftsfuhrer ist ein einstimmiger Beschlu(beta) der Gesellschafterversammlung erforderlich. Fur die Abberufung eines Geschaftsfuhrers ist es ausreichend, wenn 50% der Gesellschafter dafur stimmen.

      d) Falls die Gesellschaft einen Finanzdirektor einstellt, so steht CME bzw. dem von CME benannten Geschaftsfuhrer das alleinige Vorschlagsrecht zu. Boris Fuchsmann und Alexander Rodniansky haben gemeinsam das alleinige Vorschlagsrecht bei der Einstellung eines Vertriebsleiters. Auch hier ist jeweils ein einstimmiger Beschlu(beta) der Gesellschafter erforderlich. Fur die Kundigung des Finanzdirektors bzw. der Vertriebsleiter ist es ausreichend, wenn 50% der Gesellschafter dafur stimmen.

            Das Vorschlagsrecht ist nicht an die Person des Gesellschafters gebunden. Es steht dem jeweiligen Inhaber des Geschaftsanteils zu.

(2) Anstelle von Geschaftsfuhrern konnen die Gesellschafter fur die vorstehend in Abs. (1) aufgefuhrten Positionen auch Prokuristen vorschlagen. Die Regelungen des Abs. (1) gelten dann entsprechend.

(3) Hat die Gesellschaft nur einen Geschaftsfuhrer, so wird sie durch diesen allein vertreten. Hat sie mehrere Geschaftsfuhrer, so wird sie durch zwei Geschaftsfuhrer gemeinschaftlich oder einen Geschaftsfuhrer in Gemeinschaft mit einem Prokuristen vertreten. Durch Beschlu(beta)der Gesellschafterversammlung kann einzelnen oder mehreren Geschaftsfuhrern die Befugnis zur Einzelvertretung sowie Befreiung von den Beschrankungen desss. 181 BGB erteilt werden.

(4) Ungeachtet der Bestimmungen in Abs. 3 konnen der Abschlu(beta), die Anderung oder Beendigung von Vertragen oder anderen Rechtsgeschaften, deren Wert umgerechnet DM 50.000,- (in Worten Deutsche Mark funfzigtausend) ubersteigt, die - ungeachtet ihres Wertes - eine Laufzeit von mehr als einem Jahr haben sowie samtliche Rechtsgeschafte mit oder gegenuber Banken und anderen Kreditinstituten, nur gemeinschaftlich von einem nach Abs. 1 lit. b) und einem nach Abs. 1 lit. a) bestellten Geschaftsfuhrer bzw. Prokuristen vorgenommen werden.

(5) Unbeschadet ihrer Befugnis, die Gesellschaft gegenuber Dritten zu vertreten, haben die Geschaftsfuhrer im Innenverhaltnis gegenuber der Gesellschaft die Anweisungen einzuhalten, die von den Gesellschaftern beschlossen werden, und die vorhergehende allgemeine oder besondere Einwilligung der Gesellschafter zur Durchfuhrung der folgenden Geschafte einzuholen:

      a) Einleitung von Gerichts- oder Schiedsverfahren und zum Abschlu(beta) von Vergleichen mit einem Gegenstands- oder Streitwert von umgerechnet uber DM 25.000,- (in Worten: funfundzwanzigtausend);

      b) die Bestimmung der Hohe der Vergutung oder des Gehalts der Geschaftsfuhrer und Fuhrungskrafte;

      c) Erwerb, Verau(beta)erung oder anderweitigen Verfugung uber Immobilien oder anderes Anlagevermogen, soweit diese nicht im jahrlichen Geschaftsplan enthalten sind, wenn der Buchwert oder die Gegenleistung umgerechnet DM 50.000,- (in Worten: Deutsche Mark funfzigtausend) ubersteigt;

      d) Erteilung von Lizenzen, Verau(beta)erung oder anderweitigen Verfugung uber Waren- oder Dienstleistungszeichen, Logos, Marken und Designs;

      e) Verau(beta)erung oder anderweitige Verfugung uber die Beteiligung der Gesellschaft an Tochtergesellschaften, insbesondere die Verau(beta)erung oder sonstige Verfugung uber die Beteiligung an der Gesellschaft ukrainischen Rechts "Intermedia", vul. Dehtyarovska 3, Kiev, (im folgenden "Intermedia") sowie die Zustimmung zur Verau(beta)erung von oder anderweitigen Verfugung uber Beteiligung an der Gesellschaft ukrainischen Rechts in Firma "Studio 1+1" (im folgenden "Studio 1+1") durch Intermedia;

      f) Ausubung der Rechte, die der Gesellschaft auf Grund ihrer Beteiligung an Tochtergesellschaften zustehen;

      g)    die vorstehend in Abs. 4 genannten Geschafte;

      h) Gewahrung von Darlehen, Krediten, Garantien, Burgschaften, Freistellungen oder ahnliche Rechtsgeschafte, mit Ausnahme solcher, welche die Gesellschaft niederlandischen Rechts in Firma "Ukraine Ad Holding Co.", die Gesellschaft bermudischen Rechts in Firma "International Media Services Ltd." (im folgenden: "IMS"), CME oder die Gesellschaften ukrainischen Rechts in Firma "Prioritet Ltd." (im folgenden "Prioritet"), Intermedia oder Studio 1+1 betreffen, oder die zum gewohnlichen Geschaftsbetrieb gehoren und eine Verbindlichkeit von nicht mehr als umgerechnet DM 25.000,- (in
            Worten: Deutsche Mark zehntausend) zum Gegenstand haben;

      i)    Erhohung von Darlehen oder Krediten, die umgerechnet DM 25.000,- (in
            Worten: Deutsche Mark funfundzwanzig tausend) ubersteigen;

      j) Erwerb oder Aufgabe von Beteiligungen, Grundung oder Auflosung von Tochtergesellschaften, Niederlassungen und Reprasentanzen sowie Anderung ihres geschaftlichen Tatigkeitsbereichs;

      k) Beteiligung an Joint Ventures, Gesellschaften (auch stillen Gesellschaften) oder Konsortien;

      l) Durchfuhrung von Investitionen oder sonstigem Kapitalaufwand oder die Eingehung von Verpflichtungen, die entweder fur sich allein oder gemeinsam mit einer damit zusammenhangenden Investition, Kapitalaufwand oder Verpflichtung in demselben Geschaftsjahr umgerechnet DM 25.000,-- (in Worten: Deutsche Mark funfundzwanzigtausend) ubersteigen;

      m) Abschlu(beta) von Geschaften oder Eingehung von Verbindlichkeiten, die im jeweiligen Geschaftsplan bzw. Jahresbudget nicht vorgesehen sind oder den diesem Geschaftsbereich im jeweiligen Geschaftsplan bzw. Jahrsbudget zugewiesenen Betrag ubersteigen;

      n)    Erteilung und zum Widerruf von Generalvollmachten;

      o) Abschlu(beta), Anderung oder Aufhebung von Vertragen mit Gesellschaftern und verbundenen Unternehmen;

(6) In jedem Vertrag zwischen der Gesellschaft und einem Geschaftsfuhrer ist auf die Beschrankungen der Vertretungsbefugnis der Geschaftsfuhrer, die sich aus diesem Gesellschaftsvertrag ergeben, zu verweisen.

                                     ss. 10
                         Verfugung uber Geschaftsanteile

      Ungeachtet anderer Bestimmungen dieses Gesellschaftsvertrages bedarf die Verau(beta)erung oder Teilung von Geschaftsanteilen oder Teilen von Geschaftsanteilen sowie jede andere Verfugung uber Geschaftsanteile oder Teile von Geschaftsanteilen der vorherigen schriftlichen Zustimmung aller Gesellschafter. Dieser Zustimmung bedarf es nicht bei der Verau(beta)erung bzw. Ubertragung von Geschaftsanteilen oder Teilen von Geschaftsanteilen an Gesellschafter oder eine Gesellschaft an der der Gesellschafter mehrheitlich beteiligt ist sowie im Falle einer Verau(beta)erung bzw. Ubertragung von Geschaftsanteilen oder Teilen von Geschaftsanteilen an Herrn Vadim Rabinovitch oder an eine Gesellschaft, an der Herr Vadim Rabinovitch mehrheitlich beteiligt ist.

      Im ubrigen darf die Zustimmung nur verweigert werden, wenn hierfur wichtige Grunde vorliegen.

                                     ss. 11
                                 Vorkaufsrechte

(1) Bei der Verau(beta)erung von Geschaftsanteilen oder Teilen von Geschaftsanteilen an Dritte stehen den ubrigen Gesellschaftern Vorkaufsrechte zu. Verau(beta)ert ein Gesellschafter seinen Geschaftsanteil ganz oder teilweise an Dritte, so haben die anderen Gesellschafter ein Vorkaufsrecht auf diese Geschaftsanteile entsprechend ihrer Beteiligungsquote. Der Verau(beta)erer ist verpflichtet, mit der Anzeige der Verkaufsabsicht den Inhalt des mit dem Kaufer geschlossenen Vertrages den ubrigen Gesellschaftern unverzuglich schriftlich mitzuteilen. Die ubrigen Gesellschafter sind schriftlich zur Erklarung uber die Ausubung des Vorkaufsrechts aufzufordern. Sie sind entsprechend ihrer Beteiligungsquote berechtigt, den Geschaftsanteil oder Teil des Geschaftsanteils zu den Bedingungen des geschlossenen Vertrages zu erwerben. Soweit ein Gesellschafter nicht oder nicht fristgerecht von seinem Vorkaufsrecht Gebrauch macht, steht dieses den ubrigen Gesellschaftern einzeln in dem Verhaltnis zu, in welchem die Nennbetrage der von ihnen gehaltenen Geschaftsanteile zueinander stehen.

      Das Vorkaufsrecht kann nur binnen einer Frist von 15 Tagen, gerechnet ab dem Empfang der schriftlichen Mitteilung und nur durch schriftliche Erklarung gegenuber dem Verkaufer ausgeubt werden.

(2) Den Gesellschaftern steht kein Vorkaufsrecht zu, wenn Geschaftsanteile oder Teile von Geschaftsanteilen an Gesellschafter oder Gesellschaften verau(beta)ert werden, an denen der Gesellschafter mehrheitlich beteiligt ist sowie im Falle der Verau(beta)erung eines Geschaftsanteils oder Teilen von Geschaftsanteilen an Herrn Vadim Rabinovitch, bzw. an eine Gesellschaft, an der Herr Rabinovitch mehrheitlich beteiligt ist.

(3) Wird das Vorkaufsrecht nicht oder nicht fristgerecht ausgeubt, ist der Verkaufer berechtigt, den Geschaftsanteil bzw. Teilgeschaftsanteil unter Beachtung der Bestimmungen in ss. 10 und des weiteren Vorkaufsrechts der ubrigen Gesellschafter nach ss. 11 Abs. 1 dieses Gesellschaftsvertrages an den Dritten zu ubertragen.

                                     ss. 12
                        Einziehung von Geschaftsanteilen

(1)   Die Einziehung (Amortisation) von Geschaftsanteilen ist zulassig.

(2) Die Einziehung des Geschaftsanteiles eines Gesellschafters ohne dessen Zustimmung ist zulassig, wenn

      a) der Geschaftsanteil von einem Glaubiger des Gesellschafters gepfandet oder sonstwie in diesen vollstreckt wird, und die Vollstreckungsma(beta)nahme nicht innerhalb von zwei Monaten, spatestens bis zur Verwertung des Geschaftsanteils, aufgehoben wird;

      b) uber das Vermogen des Gesellschafters das Konkurs- oder Vergleichsverfahren eroffnet oder die Eroffnung eines solchen Verfahrens mangels Masse abgelehnt wird, oder der Gesellschafter die Richtigkeit seines Vermogensverzeichnisses an Eides Statt zu versichern hat;

      c) in der Person des Gesellschafters ein seine Ausschlie(beta)ung rechtfertigender Grund vorliegt; oder

      d) der Gesellschafter Auflosungsklage erhebt oder seinen Austritt aus der Gesellschaft erklart.

(3)   Steht ein Geschaftsanteil mehreren

Mitberechtigten ungeteilt zu, so ist Einziehung gema(beta) Abs. 2 auch zulassig, wenn dessen Voraussetzungen nur in der Person eines Mitberechtigten vorliegen.

(4) Die Einziehung wird durch die Geschaftsfuhrung erklart. Sie bedarf eines Gesellschafterbeschlusses, der mit Mehrheit der abgegebenen Stimmen gefa(beta)t wird. Dem betroffenen Gesellschafter steht kein Stimmrecht zu.

(5) Die Einziehung erfolgt gegen Zahlung einer Vergutung in Hohe des Verkehrswertes des Geschaftsanteiles. Der Verkehrswert wird von einer von den Gesellschaftern einvernehmlich bestimmten Wirtschaftsprufungsgesellschaft mit verbindlicher Wirkung fur alle Gesellschafter festgelegt. Kommt zwischen den Gesellschaftern daruber keine Einigung zustande, bestimmt auf Antrag eines Gesellschafters der Prasident der Industrie- und Handelskammer Dusseldorf die Wirtschaftprufungsgesellschaft aus den Reihen der sechs gro(beta)ten internationalen Wirtschaftsprufungsgesellschaften (sog. "Big Six").

                                     ss. 13
                               Jahresabschlu(beta)

      Die Geschaftsfuhrung hat den Jahresabschlu(beta) (Bilanz, Gewinn- und Verlustrechnung, Anhang) sowie einen Lagebericht in den ersten drei Monaten des Geschaftsjahres fur das vorangegangene Geschaftsjahr aufzustellen; solange die Gesellschaft eine sogenannte kleine Kapitalgesellschaft im Sinne des ss. 267 des Handelsgesetzbuches ist, und es einem ordnungsgema(beta)en Geschaftsgang entspricht, durfen die genannten Unterlagen auch spater, spatestens jedoch innerhalb der ersten sechs Monate des Geschaftsjahres aufgestellt werden. Der Gesellschafterversammlung sind die Unterlagen mit einem Vorschlag uber die Gewinnverwendung zur Feststellung vorzulegen.

                                     ss. 14
                               Gewinn und Verlust

      Die Gewinnverwendung richtet sich nach ss. 29 GmbHG.

                                     ss. 15
                                   Schriftform

      Alle das Gesellschaftsverhaltnis betreffenden Vereinbarungen zwischen Gesellschaftern oder zwischen der Gesellschaft und Gesellschaftern bedurfen zu ihrer Wirksamkeit der Schriftform, soweit nicht kraft Gesetzes eine notarielle Beurkundung vorgeschrieben ist. Dies gilt auch fur einen etwaigen Verzicht auf das Erfordernis der Schriftform.

                                     ss. 16
                                Bekanntmachungen

      Die Bekanntmachungen der Gesellschaft erfolgen nur im Bundesanzeiger fur die Bundesrepublik Deutschland.

                                     ss. 17
                              Salvatorische Klausel

      Sollte eine Bestimmung dieses Gesellschaftsvertrags ganz oder teilweise unwirksam sein oder unwirksam werden oder sollte er eine Lucke enthalten, so wird dadurch die Gultigkeit des Gesellschaftsvertrags im ubrigen nicht beruhrt. In einem solchen Fall ist anstelle der unwirksamen Bestimmung eine solche wirksame Bestimmung zu vereinbaren, die dem Sinn und Zweck der unwirksamen Bestimmung entspricht. Im Fall einer Vertragslucke ist eine Bestimmung zu vereinbaren, die dem entspricht, was nach Sinn und Zweck dieses Gesellschaftsvertrags vereinbart worden ware, hatten die Vertragsparteien die Angelegenheit von vornherein bedacht."

2. Die unter A. I. 1. sowie A. I. 2. dieser Urkunde vorgenommenen Teilungen von Geschaftsanteilen werden hiermit genehmigt.

      Die Gesellschafterversammlung ist damit geschlossen.


      C.    Genehmigungen

      Sodann erklart der Erschienene: Der Vertretene zu 2) genehmigt hiermit in seiner Eigenschaft als Geschaftsfuhrer der Vertretenen zu 4) die unter A.
      I. 1. sowie A. I. 2. dieser Urkunde vorgenommenen Teilungen der Geschaftsanteile von jeweils DM 25.000 in jeweils zwei Geschaftsanteilen im Nennwert von DM 12.500 im Zusammenhang mit dem Verkauf und der Ubertragung je eines Teilgeschaftsanteils an die Vertretene zu 1).

D.    Kostentragung

      Die durch diese Urkunde und ihre Durchfuhrung entstehenden Kosten und Steuern tragt die Vertretene zu 1).

      Der Erschienene erklarte, der englischen Sprache voll machtig zu sein. Der Erschienene verzichtete auf sein Recht, von den Anlagen 1 und 2 deutsche Ubersetzungen verlangen zu konnen. Der beurkundende Notar ist ebenfalls der englischen Sprache machtig.

      Vorstehende Niederschrift samt Anlagen wurde dem Erschienenen in Gegenwart des Notars vorgelesen, von ihm genehmigt und eigenhandig von ihm und dem Notar wie folgt unterschrieben: